UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2008

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On May 28, 2008, the Company announced that John H. Williford will join Ryder effective June 23, 2008, as President, Global Supply Chain Solutions. Prior to joining the Company, Mr. Williford, 51, founded and served as President and Chief Executive Officer of Golden Gate Logistics LLC from 2006 to present. From 2002 to 2005, Mr. Williford served as President and Chief Executive Officer of Menlo Worldwide, Inc., the supply chain business of CNF, Inc. From 2005 to 2006, Mr. Williford was engaged as an advisor to Menlo Worldwide subsequent to the sale of Menlo Forwarding to United Parcel Service. The Company issued a press release on May 28, 2008, regarding Mr. Williford’s appointment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Compensation Committee of the Company’s board of directors has approved the following compensation arrangements for Mr. Williford: (1) annual base salary of $525,000; (2) annual target bonus opportunity equal to 75% of his base salary under the Company’s annual bonus plan (guaranteed to be at least 75% of his eligible base salary for the 2008 performance year, prorated from the date of hire); (3) a long-term incentive award with a total value of $775,000 delivered 45% in stock options (priced on his first day of employment), 35% in performance-based restricted stock rights (PBRSR) and 20% in performance-based cash (PBCA); (4) a grant of $800,000 in time-based restricted stock rights, based on the fair market value on the first day of employment; and (5) other executive perquisites and benefits generally available to the Company’s executive officers. The stock options will vest in three equal annual installments beginning on the first anniversary of the grant. The time-based restricted stock rights will not vest until the third anniversary of the grant date. Both the PBRSR and the PBCA will vest based on our total shareholder return (generally the change in our stock price over the performance period plus dividends paid) relative to the total shareholder return of the S&P 500 for the three—year performance period ending on December 31, 2010. In addition, subject to certain conditions, the Company will reimburse Mr. Williford for certain documented relocation costs and expenses. Mr. Williford will also be entitled to severance benefits pursuant to a Severance Agreement with change of control provisions in the form of the Company’s form Severance Agreement, a copy of which was filed with the Commission on April 4, 2007.

The compensation arrangement described above is reflected in an employment offer letter (the "Offer Letter"). The foregoing description of the Offer Letter is qualified in its entirety by reference to the copy of the Offer Letter which is attached hereto as Exhibit 10.1.

There is no arrangement or understanding between Mr. Williford and any other person pursuant to which Mr. Williford was appointed President, Global Supply Chain Solutions. There are no family relationships between Mr. Williford and any of the Company’s directors and executive officers, and the Company has not entered into any transactions with Mr. Williford that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

9.01(d) Exhibits

Exhibit 10.1—Employment Offer Letter for John H. Williford.

Exhibit 99.1—Press Release issued by Ryder System, Inc. on May 28, 2008 announcing the appointment of John H. Williford as President, Global Supply Chain Solutions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

May 28, 2008	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Offer Letter for John H. Williford
99.1	Press Release issued by Ryder System, Inc. on May 28, 2008 announcing the appointment of John H. Williford as President, Global Supply Chain Solutions